As filed with the Securities and Exchange Commission on December 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDEPENDENT BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	13-4219346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7777 Henneman Way McKinney, Texas	75070
(Address of Principal Executive Offices)	(Zip Code)

Independent Bank Group, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Mr. David R. Brooks

Chairman and Chief Executive Officer

Independent Bank Group, Inc.

7777 Henneman Way

McKinney, Texas 75070

(972) 562-9004

(Name and address of agent for service)

Copies to:

Mark Haynie, Esq. Executive Vice President/General Counsel Independent Bank Group, Inc. 7777 Henneman Way McKinney, Texas 75070 (972) 562-9004	Joseph A. Hoffman, Esq. Katten Muchin Rosenman LLP 2121 North Pearl, Suite 1100 Dallas, Texas 75201 (214) 765-3608

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Nonaccelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share (1)	1,466,017(2)	$61.07	$89,529,658.20	$9,767.69

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that became issuable under the Independent Bank Group, Inc. 2013 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock.

(2)

Represents 1,466,017 shares of Common Stock, par value $0.01 per share, of the registrant available for issuance under the Plan. Includes 319,045 shares registered for resale, which were issued under Section 4(a)(2) of the Securities Act.

(3)

Estimated pursuant to Rule 457(c) and Rule 457(h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices per share of the Common Stock as reported on the NASDAQ Global Select Market on December 14, 2020, which date is within five business days prior to filing this Registration Statement.

(4)

A registration fee in the amount of $387,218.78 was previously paid by the Registrant in connection with the filing of a Registration Statement on Form S-4 (File No. 333-235993) (the “Form S-4”) with the Securities and Exchange Commission (the “SEC”) on January 21, 2020, as amended by Amendment No. 1 filed with the SEC on March 6, 2020. The Registrant did not sell any securities pursuant to the Form S-4, and the Form S-4 was withdrawn by the Registrant on May 29, 2020. Pursuant to Rule 457(p) under the Securities Act, the filing fee of $387,218.78 that was previously paid by the Registrant in connection with the Form S-4 (net of prior credits of $18,143.49) is being used to offset the filing fee of $9,767.69 that is required in connection with this offering.

EXPLANATORY NOTE

Independent Bank Group, Inc. (the “Company” or “Independent”) is filing this Registration Statement on Form S-8 to register 1,466,017 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s 2013 Equity Incentive Plan, as amended (the “Plan”). Awardees under the Plan may receive shares of restricted stock, stock options and other equity based grants awarded by the compensation committee of the Company’s Board of Directors. These shares of Common Stock granted under the Plan will be originally issued by the Company.

This Registration Statement includes a reoffer prospectus prepared in accordance with the requirements of General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale by certain directors, officers and other employees who are considered affiliates of the Company (the “Selling Shareholders”) of up to 319,045 shares of Common Stock issued pursuant to the Plan prior to the filing and effectiveness of this Registration Statement.

The prospectus and reoffer prospectus relating to the Registration Statement do not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”). Statements contained in the prospectus and reoffer prospectus as to the contents of any agreement, instrument or other document referred to herein are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Part I, and the Explanatory Note to Part I of Form S-8 will be delivered to each recipient of awards under the Plan in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (“Securities Act”), and those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus) and other documents required to be delivered to recipients of awards under the Plan pursuant to Rule 428(b) are available without charge by contacting:

Paul Langdale,

Senior Vice President and Director of Corporate Development

Independent Bank Group, Inc.

7777 Henneman Way, McKinney, Texas 75070

(972) 562-9004

The reoffer prospectus follows this paragraph.

I-1

REOFFER PROSPECTUS

319,045 Shares of Common Stock

This reoffer prospectus (“Prospectus”) relates to the offer and sale from time to time by certain participants in the Company’s 2013 Equity Incentive Plan, as amended (“2013 Plan”) (“Selling Shareholders”) of up to 319,045 shares of the common stock, $0.01 par value per share, or “our Common Stock,” acquired by such Selling Shareholders through the award of restricted Common Stock under the 2013 Plan. The shares are being offered and resold for the account of the Selling Shareholders, and the Company will not receive any of the proceeds from the resale of the shares.

The Selling Shareholders have advised us that the resale of their shares may be effected from time to time, as they may determine, in one or more transactions on the Nasdaq Global Select Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” The Selling Shareholders are not required to sell any shares, and there is no assurance that any of the Selling Shareholders will sell any or all of the shares of our Common Stock covered by this Prospectus. The Company will bear all expenses in connection with the preparation of this Prospectus.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol IBTX. The last reported sale price on the Nasdaq Global Select Market of our Common Stock on December 17, 2020 was $62.55 per share.

Investing in shares of our Common Stock involves risks. You should carefully review the discussion under the heading “Risk Factors” on page 3 regarding information included and incorporated by reference into this prospectus. You should carefully read this document together with the documents that are incorporated by reference into this document or in the Registration Statement the Company has filed with the SEC, relating to the offer and sale of the shares of our Common Stock granted pursuant to the Plan. See “About the Prospectus” and “Documents Incorporated by Reference” below for information about the documents incorporated by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shares of our common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is December 18, 2020.

You should rely only on the information contained in this Prospectus. We and the Selling Shareholders have not authorized anyone to provide you with any information, other than the information contained in this Prospectus, and we and the Selling Shareholders take no responsibility for any other information that others may give you. We and the Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this Prospectus is accurate only as of the respective dates of such information or as of the date or dates that are specified therein, regardless of the time of delivery of this Prospectus or the time of any sale of shares of our Common Stock. Our business, properties, results of operations, financial condition or prospects may have changed since those dates. You should also read this Prospectus together with the additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference.”

This Prospectus may be supplemented from time to time to add, update or change information in this Prospectus. Any statement contained in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this Prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this Prospectus.

As used in this Prospectus, unless the context otherwise requires or indicates, references to our “Company,” “we,” “our,” “us,” and similar expressions, refer to Independent Bank Group, Inc. and its subsidiary, Independent Bank.

THE COMPANY

Before making an investment decision, you should read the entire Prospectus carefully, including the section entitled “Risk Factors,” the documents incorporated by reference herein, and the financial statements and the notes to the financial statements incorporated by reference herein. Prospective investors should not rely on any information not contained in this document. We have not authorized anyone to provide any other information.

Independent Bank Group, Inc.

We are a registered bank holding company headquartered in McKinney, Texas, which is located in the northern portion of the Dallas-Fort Worth metropolitan area. We were organized as a Texas corporation on September 20, 2002. Through our wholly owned subsidiary, Independent Bank, a Texas state-chartered bank, we provide a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. We operate through our banking offices in the Dallas/North Texas area, including McKinney, Dallas, Fort Worth and Sherman/Denison, the Austin/Central Texas area, including Austin and Waco, the Houston metropolitan area and along the Colorado Front Range area, including Denver, Colorado Springs and Fort Collins.

As of September 30, 2020, we had consolidated total assets of approximately $17.1 billion, total loans of approximately $12.9 billion, total deposits of approximately $13.8 billion and total shareholders’ equity of approximately $2.5 billion.

Our Common Stock is traded on the Nasdaq Global Select Market under the symbol “IBTX.” Our principal executive offices are located at 7777 Henneman Way, McKinney, Texas 75070-1711. Our telephone number is (972) 562-9004, and our website is www.ibtx.com. Information contained on our website is not incorporated by reference in this Prospectus.

References to that website and the websites of the Company’s subsidiaries in this document, any supplement to this document or any document incorporated by reference into the Registration Statement are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of the prospectus relating to the offer and sale of the shares of our Common Stock to which this document relates for purposes of the Securities Act.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K, as amended, and filed with the SEC, under the heading “Risk Factors,” our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any updated or additional disclosure about risk factors included in any of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference in this Prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this Prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus and the documents incorporated by reference that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and other related federal securities laws. These forward-looking statements include information about our possible or assumed future results of operations, including our future revenues, income, expenses, provision for taxes, effective tax rate, earnings per share and cash flows, our future capital expenditures and dividends, our future financial condition and changes therein, including changes in our loan portfolio and allowance for loan losses, our future capital structure or changes therein, the plan and objectives of management for our future operations, our future or proposed acquisitions, the future or expected effect of acquisitions on our operations, results of operations and financial condition, our future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that we make are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•

the disruption to local, regional, national and global economic activity caused by infectious disease outbreaks, including the recent outbreak of coronavirus, or COVID-19, and the significant impact that such outbreak has had and may have on our growth, operations, earnings and asset quality;

•	our ability to sustain our current internal growth rate and total growth rate;

•

changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in our target markets, particularly in Texas and Colorado;

•	worsening business and economic conditions nationally, regionally and in our target markets, particularly in Texas and Colorado, and the geographic areas in those states in which we operate;

•	our dependence on our management team and our ability to attract, motivate and retain qualified personnel;

•	the concentration of our business within our geographic areas of operation in Texas and Colorado;

•

changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally, and specifically resulting from the economic dislocation caused by the COVID-19 pandemic;

•

concentration of the loan portfolio of Independent Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;

•

the ability of Independent Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks;

•

inaccuracy of the assumptions and estimates that the managements of our Company and the financial institutions that we acquire make in establishing reserves for probable loan losses and other estimates generally, and specifically as a result of the effect of the COVID-19 pandemic;

•	lack of liquidity, including as a result of a reduction in the amount of sources of liquidity we currently have;

•	material increases or decreases in the amount of deposits held by Independent Bank or other financial institutions that we acquire and the cost of those deposits;

•	our access to the debt and equity markets and the overall cost of funding our operations;

•	regulatory requirements to maintain minimum capital levels or maintenance of capital at levels sufficient to support our anticipated growth;

•

changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank and the financial institutions that we acquire and that affect the net interest income, other future cash flows, or the market value of the assets of each of Independent Bank and the financial institutions that we acquire, including investment securities;

•	fluctuations in the market value and liquidity of the securities we hold for sale, including as a result of changes in market interest rates;

•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•

changes in economic and market conditions, including the economic dislocation resulting from the COVID-19 pandemic, that affect the amount and value of the assets of Independent Bank and of financial institutions that we acquire;

•

the institution and outcome of, and costs associated with, litigation and other legal proceedings against one of more of us, Independent Bank, our other subsidiaries and financial institutions that we acquire or to which any of such entities is subject;

•	the occurrence of market conditions adversely affecting the financial industry generally, including the economic dislocation resulting from the COVID-19 pandemic;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and changes in federal government policies, as well as regulatory requirements applicable to, and resulting from regulatory supervision of, the Company and Independent Bank as a financial institution with total assets greater than $10 billion;

•

changes in accounting policies, practices, principles and guidelines, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, as the case may be;

•	governmental monetary and fiscal policies, including changes resulting from the implementation of the new Current Expected Credit Loss accounting standard;

•	changes in the scope and cost of FDIC insurance and other coverage;

•

the effects of war or other conflicts, acts of terrorism (including cyber-attacks) or other catastrophic events, including natural disasters such as storms, droughts, tornadoes, hurricanes and flooding, that may affect general economic conditions;

•

our actual cost savings resulting from previous or future acquisitions are less than expected, we are unable to realize those cost savings as soon as expected, or we incur additional or unexpected costs;

•	our revenues after previous or future acquisitions are less than expected;

•	our liquidity and changes in the amounts and sources of liquidity available to us, before and after the acquisition of any financial institutions that we acquire;

•

deposit attrition, operating costs, customer loss and business disruption before and after our completed acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than we expected;

•

the effects of the combination of the operations of financial institutions that we have acquired in the recent past or may acquire in the future with our operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time-consuming or costly than expected or not yielding the cost savings that we expect;

•	the impact of investments that we or Independent Bank may have made or may make and the changes in the value of those investments;

•

the quality of the assets of financial institutions and companies that we have acquired in the recent past or may acquire in the future being different than we determined or determine in our due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired;

•	our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain our growth, to expand our presence in our markets and to enter new markets;

•	general business and economic conditions in our markets change or are less favorable than expected generally, and specifically as a result of the COVID-19 pandemic;

•	changes occur in business conditions and inflation generally, and specifically as a result of the COVID-19 pandemic;

•	an increase in the rate of personal or commercial customers’ bankruptcies generally, and specifically as a result of the COVID-19 pandemic;

•	technology-related changes are harder to make or are more expensive than expected;

•

attacks on the security of, and breaches of, the Company’s and Independent Bank’s digital information systems, the costs we or Independent Bank incur to provide security against such attacks and any costs and liability we or Independent Bank incurs in connection with any breach of those systems;

•	the potential impact of technology and “FinTech” entities on the banking industry generally; and

•	other economic, competitive, governmental, regulatory, technological and geopolitical factors affecting our operations, pricing and services.

We urge you to consider all of these risks, uncertainties and other factors as well as those risks discussed in this Prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended by our Annual report on Form 10-K/A filed with the SEC on March 6, 2020, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in any forward-looking statement. Any forward-looking statement made in this Prospectus or in any report, filing, document or information incorporated by reference in this Prospectus speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith, and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this Prospectus or in any report, filing, document or information incorporated by reference herein.

USE OF PROCEEDS

The Common Stock which may be sold under this Prospectus will be sold for the respective accounts of each of the Selling Shareholders. Accordingly, the Company will not realize any proceeds from the sale of the Common Stock. All expenses of the registration of the Common Stock will be paid for by the Company. The Selling Shareholders will bear any brokerage or underwriting commissions attributable to the sale of the Common Stock offered pursuant to this Prospectus. See “Selling Shareholders” and “Plan of Distribution.”

DESCRIPTION OF COMMON STOCK

General

The following summarizes some of the important rights of the holders of shares of our Common Stock. This discussion does not purport to be a complete description of these rights. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, and our certificate of formation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 17, 2020, we had 43,140,749 shares of our Common Stock issued and outstanding and no shares of any series of our preferred stock issued and outstanding. All of our shares of Common Stock outstanding at that date were fully paid and nonassessable. As of December 17, 2020, we had 586 holders of record of our Common Stock.

You should refer to the prospectus supplement relating to the shares of our Common Stock being offered for sale for the number of shares of our Common Stock being offered and the price per share to the public at which such shares of Common Stock are being offered.

Voting Rights

Subject to any special voting rights that may be given to any series of preferred stock that the Company may issue in the future, holders of our Common Stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. Our shareholders do not have cumulative voting rights in the election of directors.

With respect to any matter other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our certificate of formation or bylaws, the act of the shareholders will be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present.

Our bylaws provide that directors shall be elected by an affirmative majority of the votes cast by the shares entitled to vote who are present, in person or by proxy, and entitled to vote on the election of directors at any such meeting of shareholders at which a quorum is present. For purposes of the preceding sentence, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares “against” that director, with “abstentions” and “broker non-votes” not counted as votes cast with respect to the director. A director who does not receive a majority of votes cast and is therefore not elected shall tender his/her resignation as a director to our Corporate Governance and Nominating Committee. Notwithstanding the foregoing, in a contested election, the persons receiving a plurality of the votes cast shall be elected directors. Our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms.

Dividend Rights and Distributions

Holders of our Common Stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

In the event of the termination of our Company’s existence and its related winding up, the holders of our Common Stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities, including the liquidation preference of any shares of our preferred stock issued and outstanding at the time of the termination of our existence.

Other

Our Common Stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

NASDAQ Listing

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “IBTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is EQ Shareowner Services, whose address is P.O. Box 64874, St. Paul, Minnesota 55164-0874.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder” for a period of three years from the date that person became an affiliated shareholder. The Company has more than 100 shareholders and is considered to be an “issuing public corporation” for purposes of this law. For purposes of this law, an “affiliated shareholder” is generally defined as a person who is the beneficial owner of 20% or more of the corporation’s voting shares, or during the preceding three-year period, was the beneficial owner of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if:

•

the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•

the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder or such shareholder’s affiliates or associates, at a meeting of shareholders called for that purpose not less than six months after the affiliated shareholder became an affiliated shareholder.

Furthermore, the above moratorium on business combinations does not apply to the following:

•

the business combination of an issuing public corporation for which the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the applicable subchapter of the TBOC;

•

the business combination of an issuing public corporation that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders and such shareholders’ affiliates or associates, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the applicable subchapter of the TBOC and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•

a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•

a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•

a business combination of a corporation with a domestic wholly owned subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the applicable subchapter of the TBOC. The TBOC may have the effect of inhibiting a nonnegotiated merger or other business combination involving the Company, even if some or a majority of our shareholders might believe it to be in their best interests or in which our shareholders might receive a premium for their stock over the Company’s then market price.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. Further, the TBOC also includes certain provisions that could have an anti-takeover effect. Collectively, these provisions include:

•	authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•	the establishment of a classified board of directors, with directors of each class serving a three-year term;

•	a requirement that directors only be removed from office for cause and only upon a majority shareholder vote;

•	a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office or by a sole remaining director;

•	a prohibition of shareholder action by written consent, requiring all actions to be taken at a meeting of the shareholders;

•	a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least 20% of the outstanding shares of Company Common Stock;

•

the requirement under Texas law that shareholders representing two-thirds or more of the outstanding shares of Common Stock approve all amendments to our certificate of formation and approve mergers and similar transactions;

•

the requirement that any shareholders that desire to bring business before our annual meeting of shareholders or nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing and comply with other requirements set forth in our bylaws; and

•	the prohibition of cumulative voting in the election of directors.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors are not personally liable to our Company or our shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to our Company or our shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to our Company;

•	acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken with the scope of the director’s duties;

•	acts or omissions for which the liability of the director is expressly provided by an applicable statute; and

•	acts related to an unlawful stock repurchase or payment of a dividend.

Our certificate of formation also provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Moreover, we have agreed, subject to certain conditions, to indemnify each of our directors and officers for any expenses, liabilities or obligations he or she incurs as a result of, or for any amount paid by him or her in settlement of, any proceeding to which he or she is a party or in which he or she is a witness as a result of their position with our Company or one of subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, our Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Since the terms of our certificate of formation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our certificate of formation and bylaws. If you would like to read our certificate of formation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

SELLING SHAREHOLDERS

This Prospectus covers the reoffer and resale by the Selling Shareholders listed below individually and by entities, trusts and IRAs that are set forth in the respective footnotes for such Selling Shareholders of an aggregate of up to 319,045 shares of our Common Stock previously awarded under the 2013 Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8

The following table sets forth, as of the date of this Prospectus, certain information regarding the Selling Shareholders, the shares of our Common Stock that may be reoffered and resold by this Prospectus, and other shares of our Common Stock beneficially owned by them. Each of the Selling Shareholders has voting and investment control power over their shares.

Selling Shareholders may offer shares of our Common Stock under this Prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This Prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each Selling Shareholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this Prospectus have been sold and are no longer held by the Selling Shareholders. In addition, a Selling Shareholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Shareholder’s shares since the date of the information in the following table. Information concerning the Selling Shareholders may change from time to time and changed information will be presented in a supplement to this Prospectus if and when required. If, subsequent to the date of this Prospectus, the Selling Shareholders or other persons receive additional shares of Common Stock under the 2013 Plan, we may supplement this Prospectus to reflect such additional shares to the Selling Shareholders and the amounts of shares to be reoffered by them.

The percentages appearing in the column entitled “Percentage of Shares of Our Common Stock Beneficially Owned After the Offering” are based upon 43,140,749 shares of Common Stock outstanding on December 17, 2020. The address of each Selling Shareholder is c/o Independent Bank Group, Inc. 7777 Henneman Way, McKinney, Texas 75070

Name of Selling Shareholder	Position with the Company	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Our Common Stock Beneficially that may be Sold(2)	Number of Shares of Our Common Stock Beneficially Owned after the Offering	Percentage of Shares of Our Common Stock Beneficially Owned after the Offering
David R. Brooks	Chairman of the Board Chief Executive Officer, President and Director	949,077	(3)	118,109	830,968	1.93%
Daniel W. Brooks	Vice Chairman, Chief Risk Officer and Director	134,312		47,781	86,531	*
Michelle S. Hickox	Executive Vice President and Chief Financial Officer	38,661	(4)	35,699	2,962	*
Michael B. Hobbs	Executive Vice President, Chief Banking Officer	38,691		23,490	15,201	*
James C. White	Executive Vice President and Chief Operations Officer	17,089		17,089	—	*
James P. Tippit	Executive Vice President, Corporate Responsibility	14,576		14,576	—	*
Mark S. Haynie	Executive Vice President, General Counsel	32,095		18,280	13,815	*
William E. Fair	Director	225,616	(5)	7,357	218,259	*
Alicia K. Harrison	Director	6,645	(6)	2,195	4,450	*
Craig E. Holmes	Director	18,309		7,357	10,952	*
J. Webb Jennings, III	Director	53,899		6,199	47,700	*
Donald L. Poarch	Director	142,594	(7)	6,199	136,395	*
G. Stacy Smith	Director	83,217		7,357	75,860	*
Michael T. Viola	Director	27,008		7,357	19,651	*
Totals		1,781,789		319,045	1,462,744	3.39%

(*)	Less than one percent.

(1)

Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of December 17, 2020. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2)

Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares offered shall be determined from time to time by each Selling Shareholder at the sole discretion of the Selling Shareholder.

(3)

Of these shares, 48,100 are held of record by David R. Brooks, 780,977 are held of record by Natur Family Limited Partnership, of which he and his wife are limited partners and the managing members of the general partner, and 120,000 shares are held of record by trusts for his children of which he and his wife are trustees.

(4)	Includes 38,314 shares held of record by Michelle S. Hickox and 347 shares held of record by Independent Bank 401(k) Profit Sharing Plan, of which Ms. Hickox is beneficiary.
(5)

Includes 216,969 shares held of record by William E. Fair and 7,547 shares held of record by an IRA of which he is beneficiary, and 1,100 shares held of record by Fair Title, Inc. dbd Hatco Investments, of which Mr. Fair is President.

(6)	Includes 2,195 shares held of record by Alicia K. Harrison, 100 shares and 4,350 shares held of record by a revocable living trust and a SEP IRA, respectively, of which Ms. Harrison is beneficiary.
(7)

Of these shares, 125,000 shares are held of record by Poarch Family Limited Partnership, of which Mr. Poarch is the President of its General Partner, Donald L. Poarch, Inc., and 17,594 shares are held of record by Donald Poarch.

PLAN OF DISTRIBUTION

The purpose of this Prospectus is to allow the Selling Shareholders to offer for sale and sell all or a portion of their shares of our Common Stock awarded under the 2013 Plan that are restricted securities or control securities. We will not receive any of the proceeds of the sale of the shares offered by this Prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each Selling Shareholder reserves the right to accept or reject any proposed purchase of shares to be made directly or through agents.

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares offered by this reoffer prospectus on the Nasdaq Global Select Market or in private transactions. These sales may occur at fixed prices, at negotiated prices, at prevailing market prices on the Nasdaq Global Select Market at the time of sale, or at prices related to prevailing market prices. The Selling Shareholders may use any one or more of the following methods when selling the shares offered by this Prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in resales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. However, the Selling Shareholders and any broker-dealers involved in the sale or resale of the Shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act.

The Selling Shareholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

Our Common Stock is listed for trading on the NASDAQ Global Select Market under the symbol “IBTX.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s are also available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.ibtx.com. All internet addresses provided in this Prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this Prospectus or other offering materials.

We have filed a registration statement with the SEC registering the shares of Common Stock offered by this Prospectus. This Prospectus is part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

For purposes of this document and the Registration Statement, any statement contained in a document incorporated or deemed to be incorporated into this document or the Registration Statement by reference shall be deemed to be modified or superseded to the extent that a statement contained herein, in the Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated herein or in the Registration Statement by reference modifies or supersedes such statement in such document.

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS OR OTHER OFFERING MATERIALS.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this Prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this Prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this Prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

•

our Annual Report on  Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, as amended by our Form 10-K/A filed with the SEC on March 6, 2020 and, with respect to Part III thereof, as updated by the information contained in our definitive Proxy Statement on Schedule 14A, filed with the SEC on July 27, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 1, 2020, July 30, 2020, and October 29, 2020, respectively;

•

our Current Reports on Form 8-K, filed with the SEC on January 21, 2020, January 29, 2020, February 3, 2020, April 29, 2020, May 26, 2020 (SEC Film No. 20908154), June  4, 2020, June  12, 2020, July  29, 2020, September  1, 2020, September  8, 2020, and September 15, 2020; and

•

The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A (File No. 001-35854) filed on April 2, 2013, including any amendments or reports filed for the purpose of updating such description and the description of our Common Stock included in this Prospectus under “Description of Common Stock.”

The information contained in this Prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this Prospectus as described above. The information contained in those future filings will be considered to be part of this Prospectus and will automatically update and supersede, as appropriate, the information contained in this Prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this Prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this Prospectus is delivered a copy of the documents incorporated by reference into this Prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Independent Bank Group, Inc.

7777 Henneman Way

McKinney, Texas 75070

Telephone: (972) 562-9004

Attention: Paul Langdale, Senior Vice President and

Director of Corporate Development

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby has been passed upon for the Company by Katten Muchin Rosenman LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Independent Bank Group, Inc. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated in this Prospectus by reference from Independent Bank Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated by reference in this Prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES LAW VIOLATIONS

Our certificate of formation also provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Moreover, we have agreed, subject to certain conditions, to indemnify each of our directors and officers for any expenses, liabilities or obligations he or she incurs as a result of, or for any amount paid by him or her in settlement of, any proceeding to which he or she is a party or in which he or she is a witness as a result of their position with our Company or one of subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

319,045 SHARES

COMMON STOCK

REOFFER PROSPECTCUS

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant (Commission File No. 001-35854) with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this registration statement by reference:

(a)

our Annual Report on Form  10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, as amended by our  Form 10-K/A filed with the SEC on March 6, 2020 and, with respect to Part III thereof, as updated by the information contained in our definitive Proxy Statement on Schedule 14A, filed with the SEC on July 27, 2020;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 1, 2020, July 30, 2020, and October 29, 2020, respectively;

(c)

our Current Reports on Form 8-K, filed with the SEC on January 21, 2020, January 29, 2020, February   3, 2020, April 29, 2020, May  26, 2020 (SEC Film No. 20908154), June  4, 2020, June  12, 2020, July  29, 2020, September  1, 2020, September  8, 2020, and September 15, 2020; and

(d)

The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A (File No. 001-35854) filed on April 2, 2013, including any amendments or reports filed for the purpose of updating such description and the description of our Common Stock included in the Reoffer Prospectus that is part of this Registration Statement.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8–K furnished pursuant to Item 2.02 or Item 7.01 of Form 8–K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article VI of Independent’s Amended and Restated Certificate of Formation, as amended (“Certificate of Formation”) and Article VI of Independent’s Fourth Amended and Restated Bylaws (“Bylaws”) provide that Independent shall indemnify any person made a party to or involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of Independent or is or was serving at the request of Independent as a director or officer of another foreign or domestic association, corporation, partnership, joint venture, trust or other entity, or employee benefit plan (whether such action, suit or proceeding is based in whole or in part on the sole or contributory gross or ordinary negligence of such person or otherwise).

Article VII of Independent’s Certificate of Formation provides that a director of Independent shall not be liable to Independent or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, subject to certain limitations.

In Article VI of Independent’s Certificate of Formation and Article VI of Independent’s Bylaws, Independent makes mandatory for directors and officers the indemnification provided for in Section 8.101 of the Texas Business Organizations Code (“TBOC”), which provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the TBOC if it is determined in accordance with Section 8.103 of the TBOC that:

(1)	the person:

(A)    acted in good faith;

(B)    reasonably believed:

(i)    in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and

(ii)    in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and

(C)    in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

(2)	with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(3)	indemnification should be paid.

Independent has entered into indemnification agreements with the members of its board of directors (each an “indemnitee”). Each indemnification agreement requires Independent to indemnify each indemnitee to the fullest extent permitted by the TBOC and any successor statute thereto when such successor statute becomes applicable to Independent. Independent will also, among other things, make the indemnitee whole for costs in any action to establish indemnitee’s right to indemnification, whether or not wholly successful.

Independent also maintains directors’ and officers’ liability insurance.

The Certificate of Formation and Bylaws of the registrant were previously filed with the SEC and are incorporated by reference into the registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

319,045 shares offered hereby were issued by the Company to the Selling Shareholders under the 2013 Plan upon Section 4(a)(2) of the Securities Act, as transactions not involving a public offering. The recipients of shares in such transactions acquired the shares for investment purposes only and with a view to or for the sale in connection with any distribution thereof. All recipients had adequate access, through their relationship with the Company, to information regarding the Company.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Formation of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.1 to Registration Statement on Form S-1 of Independent Bank Group, Inc. filed with the SEC on February 27, 2013 (the “S-1 Registration Statement”).

4.2	Certificate of Amendment to Amended and Restated Certificate of Formation of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the S-1 Registration Statement filed with the SEC on April 1, 2013.

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Independent Bank Group, Inc. which is incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2019.

4.4	Statement of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series A of Independent Bank Group, Inc., as filed with the Office of the Secretary of State of the State of Texas on April 15, 2014, which is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Independent Bank Group, Inc. filed with the SEC on April 17, 2014.

4.5	Fourth Amended and Restated Bylaws of Independent Bank Group, Inc., which are incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2019.

4.6	Certificate of Merger, dated January 2, 2014, of Live Oak Financial Corp. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.5 to Amendment No. 1 to Independent Bank Group, Inc.’s Registration Statement on Form S-3 (Registration No. 333-196627) filed with the SEC on June 25, 2014 (the “S-3 Registration Statement”).

4.7	Certificate of Merger, dated April 15, 2014, of BOH Holdings, Inc. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.6 to Amendment No. 1 to the S-3 Registration Statement filed with the SEC on June 25, 2014.

4.8	Certificate of Merger, dated September 30, 2014, of Houston City Bancshares, Inc. with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.7 to Independent Bank Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on July 31, 2015.

4.9	Certificate of Merger, dated March 31, 2017, of Carlile Bancshares, Inc. with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.8 to Independent Bank Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on April 27, 2017.

4.10	Certificate of Merger, dated October 23, 2017, of Washington Investment Company with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.9 to Independent Bank Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on July 26, 2018.

4.11	Certificate of Merger, dated May 31, 2018, of Integrity Bancshares, Inc. with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.1 to Independent Bank Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on July 26, 2018.

4.12	Certificate of Merger, dated December 27, 2018, but effective January 1, 2019, of Guaranty Bancorp with and into Independent Bank Group, Inc., which is incorporated by reference to Exhibit 3.10 to Independent Bank Group, Inc.’s Annual Report on Form 10-K for the year December 31, 2018, filed with the SEC on February 28, 2019.

4.13	Form of certificate representing shares of Independent Bank Group, Inc.’s Common Stock, which is incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Form S-1 Registration Statement filed with the SEC on March 18, 2013.

4.14	Senior Debt Indenture, dated as of June 25, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as indenture trustee, which is incorporated herein by reference to Exhibit 4.5 to Independent Bank Group, Inc.’s Amendment No. 1 to the Form S-3 Registration Statement filed with the SEC on June 25, 2014.

4.15	Subordinated Debt Indenture, dated as of June 25, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as Indenture Trustee, which is incorporated herein by reference to Exhibit 4.6 to Independent Bank Group, Inc.’s Amendment No. 1 to the S-3 Registration Statement filed with the SEC on June 25, 2014.

4.16	First Supplemental Indenture, dated as of July 17, 2014, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as Indenture Trustee, which is incorporated herein by reference to Exhibit 4.2 to Independent Bank Group, Inc.’s Current Report on Form 8-K filed with the SEC on July 17, 2014.

4.17	Second Supplemental Indenture, dated as of December 19, 2017, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, in its capacity as Indenture Trustee, which is incorporated by reference herein to Exhibit 4.2 to Independent Bank Group, Inc.’s Current Report on Form 8-K filed with the SEC on December 19, 2017.

4.18	Form of Global Note to represent the 5.875% Subordinated Notes due August 1, 2024, of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 4.5 to Independent Bank Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on October 26, 2017.

4.19	Form of Global Note to represent the 5.875% Subordinated Notes due August 1, 2024, of Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 4.1 to Independent Bank Group, Inc.’s Current Report on Form 8-K filed with the SEC on June 22, 2016.

4.20	Form of 5.00% Fixed-to-Floating Rate Subordinated Note due December 31, 2027, which is incorporated by reference to Exhibit 4.2 to Independent Bank Group, Inc.’s Current Report on Form 8-K filed with the SEC on December 19, 2017.

4.21	Third Supplemental Indenture, dated as of September 15, 2020, between Independent Bank Group, Inc. and Wells Fargo Bank, National Association, as trustee, which is incorporated herein by reference to Exhibit 4.2 on Independent Bank Group, Inc.’s Current Report on Form 8-K filed with the SEC on September 15, 2020.

4.22	Form of 4.00% Fixed-to-Floating Rate Subordinated Notes due 2030 (included in Exhibit 4.12).

The other instruments defining the rights of holders of the long-term debt securities of Independent Bank Group, Inc. and its subsidiaries are omitted pursuant to Section (b)(4)(iii)(A) of Item 601 of Regulation S-K. Independent Bank Group, Inc. hereby agrees to furnish copies of these instruments to the SEC upon request.

4.23(a)	Independent Bank 401(k) Profit Sharing Plan (incorporated herein by reference to Exhibit 4.8(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on July 25, 2019)

4.23(b)	Amendment to Independent Bank 401(k) Profit Sharing Plan for Unilateral Interim Amendment to Comply with the 2017 Final Regulations under ERISA Section 503, dated June 6, 2018 (incorporated herein by reference to Exhibit 4.8(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31 2019, filed with the SEC on April 25, 2019)

4.23(c)	Amendment to Independent Bank 401(k) Profit Sharing Plan for Interim Amendment to Comply with the Final Regulations under Code Sections 401(k) and 401(m), dated October 16, 2018 (incorporated herein by reference to Exhibit 4.8(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 25, 2019)

4.23(d)	Amendment to Independent Bank 401(k) Profit Sharing Plan for Amendment to Company with the Bipartisan Budget Act of 2018, dated December 21, 2018 (incorporated herein by reference to Exhibit 4.8(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on April 25, 2019)

5.1	Opinion of Katten Muchin Rosenman LLP regarding the legality of the securities being registered.*

23.1	Consent of RSM US LLP.*

23.2	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1 and incorporated herein by reference).

24.1	Power of Attorney (included on the signature page to this Registration Statement and incorporated herein by reference).

99.1(a)	2013 Equity Incentive Plan, with form of Restricted Stock Award Agreement, which is incorporated herein by reference to Exhibit 10.20 to the Form S-1 Registration Statement.

99.1(b)	First Amendment to the 2013 Equity Incentive Plan, which is incorporated herein by reference to Exhibit A to Independent Bank Group Inc.’s proxy statement for its 2018 Annual Meeting of Shareholders filed with the SEC on April 26, 2018.

99.1(c)	Second Amendment to the 2013 Equity Incentive Plan, which is incorporated herein by reference to Exhibit 10.3(c) to Independent Bank Group Inc.’s Annual Reports on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on March 6, 2020.

*	Filed herewith

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on December 18, 2020.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Brooks, Daniel W. Brooks and Michelle S. Hickox, and each of them, his or her true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Brooks	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	December 18, 2020
David R. Brooks

/s/ Michelle S. Hickox	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	December 18, 2020
Michelle S. Hickox

/s/ Daniel W. Brooks	Vice Chairman, Chief Risk Officer and Director	December 18, 2020
Daniel W. Brooks

/s/ William E. Fair	Director	December 18, 2020
William E. Fair

/s/ Alicia K. Harrison	Director	December 18, 2020
Alicia K. Harrison

/s/ Craig E. Holmes	Director	December 18, 2020
Craig E. Holmes

/s/ J. Webb Jennings III	Director	December 18, 2020
J. Webb Jennings III

/s/ Donald L. Poarch	Director	December 18, 2020
Donald L. Poarch

/s/ G. Stacy Smith	Director	December 18, 2020
G. Stacy Smith

/s/ Michael T. Viola	Director	December 18, 2020
Michael T. Viola